UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

Fortune Valley Treasures, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-200760	32-0439333
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19F, Lianhe Tower, 1069 Nanhai Ave,

Nanshan District, Shenzhen, 518000, China

(Address of Principal Executive Offices) (Zip Code)

(86) 75586961406

Registrant’s telephone number, including area code

Crypto-Services, Inc.

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 19, 2016 we filed a Definitive Form 14C disclosing that our Board of Directors reviewed and unanimously approved a Name Change from Crypto-Services, Inc. to Fortune Valley Treasures, Inc. The holders of a majority of our issued and outstanding stock also approved the Name Change by written consent dated August 22, 2016.

On September 21, 2016, the Company filed a Certificate of Amendment with the State of Nevada. Effective September 22, 2016, the State of Nevada approved the amendment to our Articles of Incorporation changing our name from Crypto-Services, Inc. to Fortune Valley Treasures, Inc.

On September 22, 2016, we filed an OTC Equity Issuer Notification Form with the Financial Industry Regulatory Authority (FINRA) requesting that our name change be confirmed and also requesting that our trading symbol be changed from CRYT to FVTI.

Effective March 29, 2017, we received formal notification from FINRA that our request to change the Company name from Crypto-Services, Inc. to Fortune Valley Treasures, Inc. and to change our trading symbol from CRYT to FVTI have been approved.

On March 30, 2017 our name and symbol change took effect with FINRA and on the OTCMarkets OTCQB platform.

Item 9.01       Financial Statements and Exhibits

Exhibit No.    Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2017

Fortune Valley Treasures, Inc.

/s/ Lin Yumin

Lin Yumin

President, Secretary, Chief Executive Officer, Director